UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
March 7, 2007

BREITBURN ENERGY PARTNERS L.P.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33055 (Commission File Number)	74-3169953 (I.R.S. Employer Identification No.)

515 South Flower Street, Suite 4800

Los Angeles, CA 90071

(Address of principal executive office)

(213) 225-5900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

On March 7, 2007 at approximately 2:15 p.m. Eastern Time, Halbert S. Washburn and James G. Jackson, Co-Chief Executive Officer and Chief Financial Officer, respectively, of BreitBurn Energy Partners L.P. (the “Partnership”), will speak at the National Association of Publicly Traded Partnerships’ Sixth Annual Master Limited Partnership Investor Conference, which will be held in the Central Park Room of the Jumeriah Essex House Hotel in New York City.

Attached as Exhibit 99.1 are PowerPoint slides that Messrs. Washburn and Jackson will present at the Conference. A web cast link to the investor presentation will be available on demand from the Partnership’s website at www.BreitBurn.com. An archived version of the web cast will also be available for 30 days following the live presentation.

The information furnished in this report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01  Financial Statements, Pro Forma Financial Information and Exhibits.

(d)  Exhibits.

Exhibit No.	Exhibit Description

99.1	PowerPoint Presentation of March 7, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BREITBURN ENERGY PARTNERS L.P.

	By:	BREITBURN GP, LLC,
its general partner

Dated: March 7, 2007	By:	/s/ Randall H. Breitenbach
Randall H. Breitenbach
Co-Chief Executive Officer